EXHIBIT 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the filing of the Annual Report on Form 10-K for the year ended September 30, 2005 (the “Report”) by Cabot Corporation (the “Company”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kennett F. Burnes

Kennett F. Burnes
Chairman of the Board, President and Chief Executive Officer
December 13, 2005

/s/ John A. Shaw

John A. Shaw
Executive Vice President and
Chief Financial Officer
December 13, 2005